EXHIBIT 10.1

AMENDMENT NUMBER NINE

TO

AMENDED AND RESTATED CREDIT AGREEMENT

AND

FORBEARANCE AGREEMENT

THIS AMENDMENT NUMBER NINE TO AMENDED AND RESTATED CREDIT AGREEMENT AND FORBEARANCE AGREEMENT (this “Amendment”) is made as of February 11, 2003, by and among BANK OF AMERICA, N.A., a national banking association, U.S. BANK NATIONAL ASSOCIATION, a national banking association, KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lenders”), BANK OF AMERICA, N.A., as agent for the Lenders (“Agent”), and FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”).

RECITALS

A. Lenders, Agent and Borrower are parties to that certain Amended and Restated Credit Agreement dated as of December 29, 2000, as amended by that certain Amendment Number One to Amended and Restated Credit Agreement dated as of February 28, 2001, that certain Amendment Number Two to Amended and Restated Credit Agreement dated as of May 30, 2001, that certain Amendment Number Three to Amended and Restated Credit Agreement dated as of July 31, 2001, that certain Amendment Number Four to Amended and Restated Credit Agreement dated as of December 13, 2001, that certain Amendment Number Five to Amended and Restated Credit Agreement dated as of July 26, 2002, that certain Amendment Number Six to Amended and Restated Credit Agreement dated as of August 23, 2002 (the “Sixth Amendment”), that certain Amendment Number Seven to Amended and Restated Credit Agreement dated as of September 23, 2002, and that certain Amendment Number Eight to Amended and Restated Credit Agreement dated as of October 11, 2002 (as further amended, restated or modified from time to time, the “Credit Agreement”).

B. The Credit Agreement contains certain financial covenants binding upon Borrower. Borrower has notified Agent and Lenders that as of the fiscal quarter ended October 31, 2002, Borrower has been in default of the fixed charge coverage ratio set forth in the Credit Agreement.

C. Borrower has requested that Agent and Lenders forbear from exercising their remedies under the Credit Agreement, as amended by this Amendment, and the other Loan Documents in respect of such default.

D. Agent and Lenders are prepared to grant such forbearance and amend the Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Credit Agreement.

2. Forbearance of Default.

(a) Subject to the terms and conditions of this Amendment, during the period commencing from the date of this Amendment and ending April 30, 2003 (the “Forbearance Period”), Agent and Lenders hereby forbear in the exercise of their respective rights and remedies under the Credit Agreement and the other Loan Documents in respect of Borrower’s default of the Fixed Charge Coverage Ratio under Section 6.12 of the Credit Agreement only as of October 31, 2002 (the “Forbearance Default”).

(b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Agent or any Lender under the Credit Agreement and any Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to create a course of dealing or otherwise entitle Borrower to a consent to, a forbearance, a waiver, an amendment, a modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended hereby, or any other Loan Document, in similar or different circumstances in the future.

(c) The Forbearance Period shall terminate immediately following the occurrence of any of the following events: (i) Borrower fails to fully and timely perform its obligations under the Credit Agreement, any other Loan Document or this Amendment or a Default or Event of Default (other than the Forbearance Default) shall have occurred and be continuing, (ii) any written or e-mail statement, representation or warranty of Borrower or any Guarantor made to Agent or any Lender at any time, including, without limitation, any statement, representation or warranty made in this Amendment or in any writing contemplated by this Amendment, shall prove to have been incorrect or misleading in any material respect when made, or (iii) Borrower shall be in default of any other loan documents (except for any default or event of default (or any period thereof) under the Note Purchase Agreement (as defined in the Sixth Amendment) by and among Borrower and the Noteholders (as defined in the Sixth Amendment) for which, or in the case of a period of time, during which the Noteholders have agreed not to exercise their rights and remedies) or any creditor shall take any action, which, in the collective opinion of Agent and Lenders, may adversely affect Agent and Lender’s interest in any Collateral or otherwise materially affect Borrower’s performance of its obligations under the Credit Agreement, any Loan Document or this Amendment. Upon termination of the Forbearance Period, Agent and Lender shall have no further obligation to forbear as described in subsection (a) above and shall have all of their rights and remedies at law, under this Amendment, under the Credit Agreement and under each Loan Document without further notice to Borrower.

3. Amendment to Credit Agreement.

(a) Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

(i) Addition of Definition of “Affiliate.” The definition of “Affiliate” is hereby added as follows:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(ii) Addition of Definition of “Agent-Related Person.” The definition of “Agent-Related Person” is hereby added as follows:

“Agent-Related Persons” means the Agent, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

(iii) Addition of Definition of “Attorney Costs.” The definition of “Attorney Costs” is hereby added as follows:

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all expenses and disbursements of internal counsel.

(iv) Addition of Definition of “Change of Control.” The definition of “Change of Control” is hereby added as follows:

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

(v) Addition of Definition of “Contractual Obligation.” The definition of “Contractual Obligation” is hereby added as follows:

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

(vi) Addition of Definition of “Debtor Relief Laws.” The definition of “Debtor Relief Laws” is hereby added as follows:

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(vii) Addition of Definition of “Environmental Liability.” The definition of “Environmental Liability” is hereby added as follows:

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Guarantor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any

Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

(viii) Addition of Definition of “ERISA Affiliate.” The definition of “ERISA Affiliate” is hereby added as follows:

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

(ix) Addition of Definition of “Hazardous Materials.” The definition of “Hazardous Materials” is hereby added as follows:

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(x) Addition of Definition of “Material Adverse Effect.” The definition of “Material Adverse Effect” is hereby added as follows:

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or any Guarantor of any Loan Document to which it is a party.

(xi) Addition of Definition of “Obligations.” The definition of “Obligations” is hereby added as follows:

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of Borrower or any Guarantor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

(xii) Addition of Definition of “Person.” The definition of “Person” is hereby added as follows:

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

(xiii) Addition of Definition of “Restricted Payment.” The definition of “Restricted Payment” is hereby added as follows:

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, except the issuance of restricted stock and restricted stock units to the Borrower’s new chief executive officer Stephen Light, consistent with the terms of his employment, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option (other than options under the Borrower’s stock option plan), warrant or other right to acquire any such capital stock or other equity interest.

(b) Amendment to Section 5.12. Subsection (f) is hereby added to Section 5.12 of the Credit Agreement as follows:

(f) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service (“IRS”) or an application for such letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(c) Addition of Section 5.16. Section 5.16 of the Credit Agreement is hereby added as follows:

Section 5.16 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof, Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Addition of Section 5.17. Section 5.17 of the Credit Agreement is hereby added as follows:

Section 5.17 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses owing similar properties in localities where the Borrower or the applicable Subsidiary operates.

(e) Addition of Section 5.18. Section 5.18 of the Credit Agreement is hereby added as follows:

Section 5.18 Disclosure. The Borrower has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Materially Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or by e-mail) by or on behalf of Borrower or any Guarantor to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of facts or omits to state any material fact necessary to make the statements therein, in light of the circumstance in which they are made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(f) Addition of Section 5.19. Section 5.19 of the Credit Agreement is hereby added as follows:

Section 5.19 Intellectual Property, Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, the “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g) Amendment to Section 6.10. The following subsections (f) and (g) are added after subsection (e) in Section 6.10 of the Credit Agreement:

(f) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; and (g) of any material change in the accounting policies or financial reporting practices by the Borrower or any Subsidiary.

(h) Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby deleted and replaced with the following:

Section 7.1 Dividends, Purchase of Stock, Etc. Borrower shall not, and shall cause each Subsidiary to not, (a) declare or pay any dividend (except dividends payable in capital stock) on any shares of any class of its capital stock or (b) apply any assets to the redemption or other retirement of, or set aside any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, shares of any class of capital stock of Borrower. Flow Autoclave Corporation, which is only 50% owned by Borrower, is excluded from this restriction until the date on which Borrower owns more than 50% of such company.

(i) Addition of Section 7.10. Section 7.10 of the Credit Agreement is hereby added as follows:

Section 7.10 Transactions with Affiliates. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

(j) Addition of Section 7.11. Section 7.11 of the Credit Agreement is hereby added as follows:

Section 7.11 Burdensome Agreements. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement, any Loan Document or the Note Purchase Agreement (as defined in the Sixth Amendment)) that (a) limits the ability of (i)

any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on the property of such Person; or (b) requires the grant of a Lien to secure the obligations of such Person if a Lien is granted to secure another obligation of such Person.

(k) Addition of Section 7.12. Section 7.12 of the Credit Agreement is hereby added as follows:

Section 7.12 Use of Proceeds. Borrower shall not, nor shall it permit any Subsidiary to, use the proceeds of any Loan or Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(l) Addition to Section 8.1. The following subsections (r), (s) and (t) are added to Section 8.1 of the Credit Agreement as follows:

(r) Change of Control. There occurs any Change of Control with respect to the Borrower; or

(s) Material Adverse Change. If there shall occur any event that has a Material Adverse Effect, or that materially increases any Lender’s risk that Borrower will not repay the Loans or other Obligations, or materially impairs the Collateral or Agent and each Lender’s first priority perfected lien on the Collateral; or

(t) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or in satisfaction in full of all of the Obligations, ceases to be in full force and effect; or Borrower, any Guarantor or any Person contests in any manner the validity or enforceability of any Loan Document; or Borrower or any Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

(m) Addition to Section 8.2. The following paragraphs are hereby added to the end of Section 8.2 of the Credit Agreement.

Upon the request of the Agent, (i) upon a Default or an Event of Default, (ii) if the Agent has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a borrowing or (iii) if, as of the date of expiration of any Letter of Credit, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, in addition to any other remedies the Agent may have pursuant to this Agreement, any Loan Document or applicable law, Borrower shall immediately Cash Collateralize the then outstanding amount of all Letters of Credit (in an amount equal to such outstanding amount determined as of the date of the Default, Event of Default, such borrowing or the Letter of Credit expiration date, as the case may be). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Agent as collateral for the Letter of Credit obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent. The Borrower hereby grants to the Agent for the benefit of the Lenders and the Agent, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in a blocked, non-interest bearing deposit account at Bank of America, N.A.

While any Event of Default exists (other than during any period of time in which Agent and Lenders have agreed in writing not to charge the Default Rate (as defined below)), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to seven percentage points (7%) above the Prime Rate (the “Default Rate”) to the fullest extent permitted by applicable laws. The Default Rate shall be in effect on the date of the occurrence of the Event of the Default and interest shall accrue at the Default Rate retroactively from such date.

(n) Deletion of Section 11.3. Section 11.3 is hereby deleted in its entirety.

(o) Addition of Section 11.14. Section 11.14 of the Credit Agreement is hereby added as follows:

Section 11.14 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Lender. All amounts due under this Section 11.14 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the commitment of each Lender to extend credit hereunder and repayment of all other Obligations.

(p) Addition of Section 11.15. Section 11.15 of the Credit Agreement is hereby added as follows:

Section 11.15 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any commitment to extend credit hereunder, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Agent as the Letter of Credit issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any Guarantor, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any Guarantor, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date of this Agreement). All amounts due under this Section 11.15 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Lender, the termination of each Lender’s commitment to extend credit hereunder and the repayment, satisfaction or discharge of all the other Obligations.

(q) Addition of Section 11.16. Section 11.16 of the Credit Agreement is hereby added as follows:

Section 11.16 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(r) Addition of Section 11.17. Section 11.17 of the Credit Agreement is hereby added as follows:

Section 11.17 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by the Borrower (on its own behalf and on behalf of each Guarantor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower or a Guarantor, as applicable, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

(s) Addition of Section 11.18. Section 11.18 of the Credit Agreement is hereby added as follows:

Section 11.18 Interest Rate Limitations. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the

Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(t) Addition of Section 11.19. Section 11.19 of the Credit Agreement is hereby added as follows:

Section 11.19 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

4. Conditions to Effectiveness. This Amendment shall become effective upon the fulfillment to Agent’s satisfaction (or Agent’s waiver) of all of the following conditions:

(a) Delivery of Amendment. Borrower and each Lender shall have executed and delivered counterparts of this Amendment to Agent.

(b) Delivery of Guarantors’ Consent. Each Guarantor shall have executed and delivered counterparts of the Guarantors’ Consent subjoined to this Amendment to Agent.

(c) Amendment Fee and Expenses. Borrower shall have paid Agent for the benefit of the Lenders, a fee in the amount of One Hundred Thousand Dollars ($100,000), which fee shall be shared on a pro rata basis by the Lenders, and Borrower shall have paid Agent for all additional fees and expenses (including attorneys’ fees) incurred to date and in connection with this Amendment or any other prior amendment.

5. Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent that each of the representations and warranties set forth in Article 5 (as amended herein) of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

6. Release and Waiver. Borrower ratifies and reconfirms the Loan Documents and all of its obligations and liabilities thereunder and hereby waives and releases any and all defenses that either of them may now have or hereafter acquire with respect to the Loan Documents based on or otherwise relating to any events or circumstances which occurred or existed on or prior to the date hereof. Borrower hereby releases and forever discharges Agent and Lenders, their respective affiliates, and their respective officers, directors, agents and employees from every claim, demand and cause of action whatsoever, of every kind and nature, whether presently known or unknown, suspected or unsuspected, arising or alleged or to have risen or which shall arise hereafter from any act, omission or condition which occurred or existed on or prior to the date of this Amendment.

7. No Further Amendment. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

8. Fees and Expenses. Immediately upon the execution hereof, Borrower shall reimburse Agent for all fees and expenses (including attorneys’ fees) incurred in connection with this Amendment or any prior amendment.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

11. Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO

LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR

FROM ENFORCING REPAYMENT OF A DEBT ARE NOT

ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Nine to Amended and Restated Credit Agreement and Forbearance Agreement as of the date first above written.

BORROWER:	FLOW INTERNATIONAL CORPORATION

	By:	/s/
	Name:	Stephen D. Reichenbach
	Title:	Chief Financial Officer

By:
	Name:	John Leness
	Title:	General Counsel and Secretary

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/
	Name:	Thomas E. Brown
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/
	Name:	Elizabeth C. Hengeveld
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

	By:	/s/
	Name:	Jim Duncan
	Title:	Vice President

AGENT:	BANK OF AMERICA, N.A.

	By:	/s/
	Name:	Ronald Parsons
	Title:	Vice President and Manager

GUARANTORS’ CONSENT

Each undersigned guarantor (each a “Guarantor”) is a guarantor of the indebtedness, liabilities and obligations of Flow International Corporation, a Washington corporation (the “Borrower”) under that certain Amended and Restated Credit Agreement dated as of December 29, 2000 (as amended from time to time, the “Credit Agreement”) referred to in the within and foregoing Amendment Number Nine to Amended and Restated Credit Agreement and Forbearance Agreement dated as of February 11, 2003 (the “Ninth Amendment”) and the other Loan Documents described in the Credit Agreement. Each Guarantor hereby acknowledges that it has received a copy of the Ninth Amendment and hereby consents to its contents, including all prior and current amendments to the Credit Agreement and the other Loan Documents described therein (notwithstanding that such consent is not required). Each Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower under the Credit Agreement and the other Loan Documents shall include the obligations of the Borrower under the Credit Agreement as amended by the Ninth Amendment. All capitalized terms not defined herein have the meanings given in the Credit Agreement.

GUARANTORS:

AVURE TECHNOLOGIES, INC.

By:

Name:

Title:

HYDRODYNAMIC CUTTING SERVICES

By:	FLOW INTERNATIONAL CORPORATION, its General Partner

By:

Name:

Title:

CIS ACQUISITION CORPORATION

By:

Name:

Title:

FLOW WATERJET FLORIDA CORPORATION

By:

Name:

Title: